Exhibit (a)(6)

                            SCUDDER ADVISOR FUNDS III
                         WRITTEN INSTRUMENT AMENDING THE
                              DECLARATION OF TRUST
                              --------------------

         The undersigned, being a majority of the duly elected and qualified Trustees of Scudder Advisor Funds III (the "Trust"), a Massachussetts business trust, acting pursuant to the authority granted to the Board of Trustees in the Amended and Restated Declaration of Trust dated February 28, 1992, as amended (the "Declaration of Trust"), do hereby certify that the following amendments to the Declaration of Trust were adopted by the favorable vote on February 7, 2006 of all of the Trustees of the shares of beneficial interest of the series of the Trust outstanding and entitled to vote to wit: (i) changing the name of the Trust to "DWS Advisor Funds III;" and (ii) changing the name of the series of the Trust as follows:

Current Name                                    New Name
------------                                    --------
Scudder Lifecycle Long Range Fund               DWS Lifecycle Long Range Fund

         This instrument shall constitute an amendment to the Declaration of Trust effective as of February 6, 2006.

         IN WITNESS WHEREOF, the undersigned have this day signed this Instrument.


/s/Graham E. Jones                          /s/Rebecca W. Rimel
-------------------------                   -------------------------
Graham E. Jones, as Trustee                 Rebecca W. Rimel, as Trustee


/s/S. Leland Dill                           /s/Philip Saunders, Jr.
-------------------------                   -------------------------
S. Leland Dill, as Trustee                  Philip Saunders, Jr., as Trustee


/s/Martin J. Gruber                         /s/William N. Searcy
-------------------------                   -------------------------
Martin J. Gruber, as Trustee                William N. Searcy, as Trustee

/s/Richard J. Herring                       /s/William Shiebler, as Trustee
-------------------------                   -------------------------
Richard J. Herring, as Trustee              William Shiebler, as Trustee




Dated as of February 7, 2006